UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)
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☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
H&E EQUIPMENT SERVICES, INC.

(Name of Registrant as Specified in its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 7, 2011

Dear Stockholder:

I am pleased to invite you to our Annual Meeting of Stockholders of H&E Equipment Services, Inc., to be held at the Hilton Baton Rouge Capitol Center Hotel, 201 Lafayette Street, Baton Rouge, Louisiana 70801, on Tuesday, May 24, 2011, at 7:30 a.m. Central Daylight Time. At the meeting you will be asked to vote for the election of our directors and to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2011. Additionally, you will be asked to approve, by non-binding advisory votes, Named Executive Officer compensation as disclosed in our Proxy Statement and the frequency of future advisory votes on Named Executive Officer compensation.

Pursuant to the U.S. Securities and Exchange Commission rules that authorize companies to furnish their proxy materials over the Internet, on or about April 7, 2011, we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of March 28, 2011. The notice contains instructions on how to access our Proxy Statement and Annual Report and how to vote on the Internet. As of the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials contains information on how you may request copies of the proxy materials be sent to you by mail or email. The proxy materials accessible on the Internet or sent to you will include a Proxy Card that will provide you with instructions to cast your vote on the Internet, a telephone number you may call to cast your vote, or you may complete, sign and return the Proxy Card by mail.

You are cordially invited to attend the Annual Meeting of Stockholders in person. Even if you choose to attend in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting. Your vote is extremely important, and we appreciate you taking the time to vote promptly.

Very truly yours,
H&E EQUIPMENT SERVICES, INC.

John M. Engquist
President & Chief Executive Officer
H&E Equipment Services, Inc.
11100 Mead Road, Suite 200
Baton Rouge, LA 70816

Notice of Annual Meeting of Stockholders

To Our Stockholders:

You are invited to attend the H&E Equipment Services, Inc. 2011 Annual Meeting of Stockholders.

Date:	May 24, 2011
Time:	7:30 a.m. Central Daylight Time
Place:	Hilton Baton Rouge Capitol Center Hotel
Governor’s Room
201 Lafayette Street
Baton Rouge, Louisiana 70801

Only stockholders who owned stock of record at the close of business on March 28, 2011 can vote at this meeting or any adjournments or postponements thereof that may take place.

At the Annual Meeting we will consider and act upon the following matters:

(1) the election of eight directors, each for a term of one year or until their respective successors have been elected and qualified;

(2) the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2011;

(3) an advisory vote on Named Executive Officer compensation as disclosed in the Proxy Statement;

(4) an advisory vote on the frequency of future advisory votes on Named Executive Officer compensation; and

(5) such other business as may properly come before the meeting.

We consider your vote important and encourage you to vote as soon as possible.

By Order of the Board of Directors,

Leslie S. Magee
Chief Financial Officer and Secretary

April 7, 2011

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
H&E EQUIPMENT SERVICES, INC.

To Be Held May 24, 2011

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) of H&E Equipment Services, Inc., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors has designated the Governor’s Room of the Hilton Baton Rouge Capitol Center Hotel, 201 Lafayette Street, Baton Rouge, Louisiana as the place of the Annual Meeting. The Annual Meeting will be called to order at 7:30 a.m., Central Daylight Time, on Tuesday, May 24, 2011. Only stockholders of record as of the close of business on March 28, 2011, the Record Date, are entitled to vote. The Board of Directors solicits this proxy and encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. Unless the context otherwise indicates, reference to “we,” “us,” “our” or the “Company” in this Proxy Statement means H&E Equipment Services, Inc.

Under rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner of our common stock, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. You will not receive a printed copy of the proxy materials unless you request to receive a paper copy or an email copy of these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via telephone or the Internet. This proxy procedure enables all holders of common stock, many of whom are unable to attend the Annual Meeting, to vote. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

We are mailing the Notice of Internet Availability of Proxy Materials on or about April 7, 2011, to each stockholder at the holder’s address of record. SEC rules permit us to deliver only one copy of the Notice of Internet Availability of Proxy Materials or a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will deliver separate Notices and/or copies of our 2010 Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of the Notice was delivered. Stockholders may notify our Company of their requests by calling or writing our Investor Relations Department, H&E Equipment Services, Inc., 11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816; (225) 298-5200.

VOTING PROCEDURES

Your vote is very important.  Your shares can only be voted at the Annual Meeting if you are present in person or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to ensure that your shares will be represented. Stockholders can choose among the following methods to vote:

Via the Internet — Stockholders can vote by voting their shares via the Internet as instructed on the website identified in the Notice of Internet Availability of Proxy Materials. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting for stockholders of record is available 24 hours a day and will close at 7:00 P.M., Eastern Daylight Time, on May 23, 2011. The Notice instructs you how to access and review all important information in the Proxy Statement and Annual Report. You will then be able to request that copies of proxy materials be emailed to you or you will be directed to select a link where you will be able to vote on the proposals presented here.

By Telephone — The Notice of Internet Availability of Proxy Materials includes a toll-free number you can call to request printed copies of proxy materials. The printed proxy materials include a different toll-free number that you can call for voting.

By Mail — Stockholders who receive a paper Proxy Card may elect to vote by mail completing, signing and dating their Proxy Card and mailing it in the pre-addressed envelope that accompanies the delivery of a paper Proxy Card. Proxy Cards submitted by mail must be received prior to the Annual Meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by requesting a paper Proxy Card according to the instructions contained in the Notice of Internet Availability of Proxy Materials, and then completing, signing and dating the Proxy Card provided by the brokers or other agents and mailing it in the pre-addressed envelope provided.

At the Annual Meeting — Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and you bring such proxy to the Annual Meeting.

If you vote via the Internet, by telephone or by mailing a Proxy Card, we will vote your shares as you direct. For the election of directors (Item 1), you can specify whether your shares should be voted for all, some or none of the nominees for director listed. With respect to the ratification of our Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm (Item 2), you may vote “for” or “against” the ratification, or you may abstain from voting on the ratification. For the proposal regarding an advisory vote on Named Executive Officer compensation (Item 3), you may vote “for” or “against” the proposal, or you may abstain from voting. For the proposal regarding an advisory vote on the frequency of future advisory votes on Named Executive compensation (Item 4), you may vote for option of “every year”, every “two years”, every “three years” or you may abstain from voting.

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to the corporate Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above. Unless properly revoked, properly executed and delivered proxies that are received before the Annual Meeting’s adjournment or any adjournment will be voted in accordance with the directions provided and if no directions are provided on such properly executed and delivered proxy, those shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors, as stated in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials, specifically (1) in favor of our nominees for directors; (2) in favor of the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2011; (3) in favor of Named Executive Officer compensation as disclosed in this Proxy Statement; and (4) in favor of future advisory votes on Named Executive Compensation to be held every year. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.

Who can vote?  Only stockholders of record as of the close of business on March 28, 2011, the Record Date, are entitled to vote. On that day, approximately 35,028,170 shares of common stock were outstanding and eligible to vote, and there were 195 record holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of H&E Equipment Services, Inc., 11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816 beginning May 13, 2011. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting by contacting the Secretary of the Company.

How does the Board recommend I vote?  The Board recommends the following votes:

•	FOR each of the Board’s nominees for election (Item 1);

•	FOR the ratification of the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 (Item 2);

•	FOR approval of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement (Item 3); and

•	FOR the holding of advisory votes on executive compensation every YEAR (Item 4).

How are votes counted?  The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting in person or by proxy. If you are a stockholder whose shares are not registered in your name and you do not vote, then your bank, broker or other holder of record may still represent your shares at the Annual Meeting for purposes of obtaining a quorum.

In the absence of your voting instructions, your bank, broker or other holder of record may not be able to vote your shares in its discretion depending on the proposal before the Annual Meeting. As a result of rules applicable to director elections after January 1, 2010, your broker may no longer vote your shares in its discretion in the election of directors; therefore, you must vote your shares if you want them to be counted in the election of directors. In addition, your broker is also not permitted to vote your shares in its discretion regarding matters related to executive compensation, including the advisory votes on executive compensation and the future frequency of such advisory votes and such broker non-votes will not be counted as shares present and entitled to be voted with respect to these proposals. However, your broker may vote your shares in its discretion on routine matters such as the ratification of the Company’s independent registered public accounting firm.

Because each director nominee is elected by the affirmative vote of the holders of a plurality of the shares of common stock voted, abstentions will have no effect on the election of director nominees (Item 1). The ratification of the appointment of BDO USA, LLP (Item 2) and the approval of the advisory votes on the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement (Item 3) and the future frequency of such votes regarding executive compensation (Item 4) require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether Item 2 and Item 3 have been approved, for those proposals abstentions have the same effect as negative votes. If none of the frequency alternatives in Item 4 receives a majority vote, we will consider the highest number of votes cast by stockholders to be the frequency selected by stockholders. Because your vote on Items 3 and 4 is advisory, such votes will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Who will count the vote?  The votes will be tabulated by the Company’s Director of Finance, W. Scott Bozzell, the inspector of elections appointed by the Board of Directors for the Annual Meeting.

Where can I find the results of the Annual Meeting?  We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days of the Annual Meeting.

Who is soliciting this proxy?  Solicitation of proxies is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies, including preparing, assembling and mailing the Notice of Internet Availability of Proxy Materials, Proxy Statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual stockholders’ use of the Internet or telephone. In addition to solicitation by e-proxy and/or by mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy material to principals and beneficial owners.

What if I can’t attend the Annual Meeting?  If you are unable to attend the Annual Meeting in person and you intend to vote, you may vote your shares by proxy, via the Internet, by telephone or by mail by the applicable deadline.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to be Held on May 24, 2011.

The Proxy Statement and the 2010 Annual Report are both available free of charge at www.he-equipment.com. We will provide without charge to each person to whom this Proxy Statement has been delivered (whether by mail or though the Internet), on the request of any such person, up to two additional copies per request of the 2010 Annual Report, including the consolidated financial statements and financial statement schedule. Requests should be directed to our investor relations department as described below:

H&E Equipment Services, Inc.
11100 Mead Road, Suite 200
Baton Rouge, Louisiana 70816
Attention: Investor Relations
Telephone: (225) 298-5200

We make available free of charge through our Internet website (www.he-equipment.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as well as reports on Forms 3, 4 and 5 filed pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

CORPORATE GOVERNANCE

In accordance with the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although the Company’s non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through reports and materials provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

Board Leadership Structure.  Gary W. Bagley serves as the Chairman of the Board and in such capacity presides over meetings of the Board. Our Chief Executive Officer (CEO) is John M. Engquist, and he manages the business and affairs of the Company under the direction of the Board. We currently separate the positions of CEO and Chairman of the Board. The Corporate Governance and Nominating Committee has reviewed this leadership structure and has determined that it is the most appropriate structure for the Company because it enables the CEO to focus on running the Company’s business while the Board Chairman focuses on the Board. Mr. Engquist provides very hands-on leadership running the business on a day-to-day basis, and the Corporate Governance and Nominating Committee believes that currently it is most effective to keep the principal executive officer and Board chair positions separate.

The Board’s Role in Risk Oversight.  The Board as a whole has responsibility for the general oversight of risk, and the Board’s committees address and report to the Board on any individual risk areas within their purview. Risk and risk management is a recurring agenda item at regular Board meetings, and the Board also discusses any specific risk topics as applicable. The Company’s senior management makes presentations to the full Board as to the areas of principal risk, as well as on the processes that the Company has in place to identify, assess and report such risks.

The Board committees report to the Board on their consideration of any risks within their respective areas of focus. The Audit Committee primarily oversees risks relating to or arising from financial and disclosure controls and procedures, and accounting and other financial matters. The Company’s Chief Financial Officer reports to the Audit Committee on such risks and related risk management, and the Company’s internal auditors, compliance manager, and independent auditors each regularly provide reports at Audit Committee meetings. The Compensation Committee has considered whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Corporate Governance and Nominating Committee and the Finance Committee review any risks that come within their respective areas of responsibility (e.g., governance in the case of the Corporate Governance and Nominating Committee, and in the case of the Finance Committee, any extraordinary corporate transactions that such committee may consider).

Independence.  The Board has determined that five of the Company’s seven current directors are “independent” as defined in the applicable listing standards of the Nasdaq Stock Market LLC (“NASDAQ”), including that each such director is free of any relationship that the Board believes would interfere with his individual exercise of independent judgment. The following directors were determined to be independent: Keith E. Alessi, Paul N. Arnold, Bruce C. Bruckmann, Lawrence C. Karlson and John T. Sawyer. The Board has also determined that Patrick L. Edsell and Thomas J. Galligan III, director nominees who do not currently serve on the Company’s Board, are independent under the same standards.

In making its determinations regarding director and director nominee independence, the Board considered, among other things:

•	any material relationships with the Company, its subsidiaries or its management, aside from such director’s or director nominee’s service as a director;

•	transactions between the Company, on the one hand, and the directors and director nominees and their respective affiliates, on the other hand;

•	transactions outside the ordinary course of business between the Company and companies at which some of its directors are or have been executive officers or significant stakeholders, and the amount of any such transactions with these companies; and

•	relationships among the directors and director nominees with respect to common involvement with for-profit and non-profit organizations.

Conflicts of Interest and Corporate Governance Matters.  Under our Code of Conduct and Ethics for Employees, Officers and Directors of H&E Equipment Services, Inc. (“Code of Conduct”), no employee or officer may serve as a director of any outside business concern other than on behalf of the Company, without the written approval of the President or the Chief Financial Officer of the Company. The Charter of the Corporate Governance and Nominating Committee empowers the Corporate Governance and Nominating Committee to at least once a year review the independence of the members of the Board of Directors and consider questions of conflicts of interest. The Corporate Governance and Nominating Committee will identify, analyze, and if possible, resolve any actual and potential conflicts of interest a Board member has or may have. In connection with an actual or potential conflict of interest, the Corporate Governance and Nominating Committee may issue to such member instructions concerning the manner in which he should conduct himself, as applicable. There are no pre-determined limitations on the number of other boards of directors on which the directors of the Company may serve; however, the Board expects individual directors to use judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors, however as long as the Board is not classified, the Corporate Governance and Nominating Committee will review each director’s continuation on the Board annually.

Code of Conduct.  The Company is committed to ethical business practices. We have a corporate Code of Conduct that applies to all of the Company’s employees and directors and includes the code of ethics for the Company’s principal executive officer, principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002, as amended. The Company’s corporate Code of Conduct can be found on the Company’s Internet website at www.he-equipment.com under the heading “Corporate Code of Conduct and Ethics.” Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement.

Communications with the Board of Directors.  If you would like to communicate with the Company’s directors, please send a letter to the following address: H&E Equipment Services, Inc., Attention: Board of Directors c/o corporate Secretary, 11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816. The Company’s corporate Secretary will review each such communication and forward a copy to the Board of Directors.

Meetings of the Board of Directors and Stockholders.  It is the policy of the Board to meet at least quarterly. The Board of Directors held six meetings in 2010. In 2010, the Board also held regular executive sessions where non-management directors met without management participation.

Each incumbent director attended at least 75% of the meetings of the Board and the committees on which he served in 2010. Directors are encouraged to attend the Annual Meeting of Stockholders. All directors attended the 2010 Annual Meeting of Stockholders.

Committees of the Board of Directors.  The Board of Directors currently has four standing committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee. Charters for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee can be found on the Company’s website at www.he-equipment.com under the heading “Investor Relations/Corporate Governance.”

Audit Committee — The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s Internet website. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to (i) the integrity of the Company’s financial statements and financial reporting processes; (ii) the Company’s systems of internal accounting and financial controls, including internal controls over financial reporting; (iii) performance of the Company’s internal auditors and independent registered public accounting firm; (iv) the independent registered public accounting firm’s qualifications and independence; (v) the annual independent audit of the Company’s consolidated financial statements; and (vi) the Company’s compliance with ethics policies, legal policies and regulatory requirements, as applicable. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication among the Audit Committee, the independent registered public accounting firm, the internal auditors and Company management. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain at the expense of the Company independent outside counsel or other experts or advisers as it deems necessary to carry out its duties. A detailed list of the Audit Committee’s functions is included in its charter, a copy of which can be found on the Company’s Internet website. In addition, the Company has a policy that the Audit Committee will review any new transaction in which the Company and its directors, executive officers or their immediate family members are participants to determine whether a related person has a direct or indirect material interest. This policy has been communicated orally by the Board. See the “Certain Relationships and Related Transactions — Related Party Transactions” section of this Proxy Statement.

The current members of the Audit Committee are Messrs. Alessi, Karlson and Sawyer and Mr. Alessi is the Chair of this committee. The Board has determined in its business judgment that each member of the Audit Committee is financially literate and that Messrs. Alessi, Karlson and Sawyer are “independent” as defined in the applicable NASDAQ listing standards and the applicable rules under the Exchange Act. In addition, the Board has determined that Mr. Alessi is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee held seven meetings in 2010.

Compensation Committee — The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s Internet website. The Compensation Committee discharges the Board’s responsibilities relating to the compensation of the Company’s Chief Executive Officer, the Company’s other executive officers and its directors. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity-based compensation plans and policies, including the Company’s 2006 Stock-Based Incentive Compensation Plan.

On an annual basis, the Compensation Committee reviews and sets the compensation of the Chief Executive Officer taking into account a variety of factors, as more fully described in the “Compensation Discussion & Analysis” section of this Proxy Statement. The Compensation Committee also sets compensation for certain other executive officers after considering recommendations provided by the Chief Executive Officer and/or the Chief Operating Officer and a variety of other factors, as more fully described in the “Compensation Discussion & Analysis” section of this Proxy Statement.

On an as-needed basis, the Compensation Committee may retain independent compensation consultants to assist the Compensation Committee in evaluating and structuring our executive compensation programs and making compensation decisions. The Compensation Committee did not retain an independent compensation consultant in 2010.

The Compensation Committee is authorized to delegate any of its responsibilities to subcommittees, as the Compensation Committee deems appropriate. To date, the Compensation Committee has not exercised this right. For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer and director compensation, see the “Compensation Discussion & Analysis” section of this Proxy Statement.

The current members of the Compensation Committee are Messrs. Arnold and Karlson and Mr. Arnold is the Chair of this committee. Mr. Alessi also served as a member of the Compensation Committee in 2010 and until his resignation from the Compensation Committee, effective January 25, 2011. The Board has determined in its business judgment that Messrs. Alessi, Arnold and Karlson are “independent” as defined in the applicable NASDAQ listing standards. The members of the Compensation Committee are also non-employee directors under SEC Rule 16b-3 and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met five times in 2010. For additional information on the Compensation Committee, see the “Compensation Discussion and Analysis” beginning on page 22.

Corporate Governance and Nominating Committee — The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s Internet website. The primary functions of the Corporate Governance and Nominating Committee are (i) to assist the Board by identifying individuals qualified to become Board members and members of Board committees, to recommend to the Board the director nominees for the next annual meeting of stockholders, and to recommend to the Board nominees for each committee of the Board; (ii) to lead the Board in its annual review of the Board’s, its committees’ and management’s performance; and (iii) to review, as appropriate, the Company’s corporate governance structure and recommend any proposed changes to the Board. The Corporate Governance and Nominating Committee identifies individuals, including those properly submitted and recommended by stockholders, believed to be qualified as candidates for Board membership. The Corporate Governance and Nominating Committee has the authority to retain search firms to assist it in identifying candidates to serve as directors. In addition to any other qualifications the Corporate Governance and Nominating Committee may in its discretion deem appropriate, all director candidates should possess high personal and professional ethics, integrity and values, and should have sufficient time available to devote to service on the Board and Board committees. A majority of the Board must be comprised of independent directors. Neither the Corporate Governance and Nominating Committee nor the Board has a policy regarding consideration of diversity in selecting director candidates. In identifying and recommending director candidates, the Corporate Governance and Nominating Committee considers each individual’s specific experience and qualifications to determine that individual’s desirability and suitability for service on the Company’s Board, and also considers the qualifications and composition of the Board as whole.

The Corporate Governance and Nominating Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources. Stockholder suggestions for nominees for director should be submitted to the Company’s corporate Secretary no later than the date by which stockholder proposals for action must be submitted (see “Submission of Stockholder Proposals and Director Nominations” below) and should include the following information: (a) the recommending stockholder’s name, address, telephone number and the number of shares of the Company’s common stock held by such individual or entity and (b) the recommended candidate’s biographical data, statement of qualification and written consent to nomination and to serving as a director, if elected.

The current members of the Corporate Governance and Nominating Committee are Messrs. Bruckmann, Karlson and Sawyer and Mr. Karlson is the Chair of this committee. Mr. Alessi also served as a member of the Corporate Governance and Nominating Committee in 2010 and until his resignation from the Corporate Governance and Nominating Committee, effective January 25, 2011. The Board has determined in its business judgment that Messrs. Alessi, Bruckmann, Karlson and Sawyer are “independent” as defined in the applicable NASDAQ listing standards.The Corporate Governance and Nominating Committee held six meetings during 2010.

Finance Committee — The Finance Committee was established by the Board of Directors and operates under a written charter. The Finance Committee oversees and reviews any significant financial affairs and policies of the Company and oversees all material potential business and financial transactions, as well as any other duties assigned to it by the Board of Directors. The current members of the Finance Committee are Messrs. Bagley, Bruckmann, and Engquist and Mr. Bruckmann is the Chair of this Committee. The Finance Committee met two times in 2010.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Under the rules of the SEC, stockholders wishing to have a proposal included in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2012 must submit the proposal so that the corporate Secretary of the Company receives it no later than December 15, 2011. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Under the Company’s Amended and Restated Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting of stockholders. A stockholder wishing to make a nomination for election to the Board of Directors or to have a proposal presented at an annual meeting of stockholders must submit written notice of such nomination or proposal so that the corporate Secretary of the Company receives it not less than that date which is 120 days prior to the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the Company did not hold an annual meeting of stockholders the preceding year or if the date of the annual meeting of stockholders is changed by more than 30 days from the date of the preceding year’s annual meeting of stockholders, notice by the stockholder must be delivered within a reasonable time before the Company prints and mails its proxy materials (or makes them available on the Internet) in connection with the annual meeting of stockholders. The Company’s Amended and Restated Bylaws also set forth certain informational requirements for stockholders’ nominations of directors and proposals.

ITEM 1 — ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Company’s business shall be managed by a Board of Directors ranging from five to nine members. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. Directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until a successor is duly elected and qualified or until his or her death, resignation or removal.

The Company’s Board of Directors is currently comprised of seven members. In March 2011, the Board resolved to increase the size of the Board by one position, effective immediately prior to the 2011 Annual Meeting of Stockholders. Therefore, as of the 2011 Annual Meeting of Stockholders, the Board will consist of eight directors.

On January 25, 2011, Keith E. Alessi, a member of the Board of Directors, notified the Company that he will not stand for re-election to the Board at the Company’s 2011 Annual Meeting of Stockholders. Mr. Alessi will continue to serve on the Board and its Audit Committee, which he chairs, for the remainder of his current term, which will conclude at the 2011 Annual Meeting of Stockholders. However, Mr. Alessi resigned, effective January 25, 2011, from the Company’s Compensation Committee and Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee identifies and recommends director candidates to serve on the Board. Director candidates are then nominated for election by the Board of Directors. Stockholders are also entitled to nominate director candidates for election in accordance with the procedures set forth in the Company’s Amended and Restated Bylaws (see “Corporate Governance — Committees of the Board — Corporate Governance and Nominating Committee” and “Submission of Stockholder Proposals and Director Nominations” above).

In identifying and recommending director candidates to serve on the Board, the Corporate Governance and Nominating Committee considers the qualifications and composition of the Board as a whole, taking into account the totality of experience, skills and other qualifications or attributes that the individual nominees collectively bring to the Board. The Committee also considers each individual’s experience, skills and other qualifications and attributes to determine that individual’s suitability and desirability for service on the Company’s Board. All director candidates should possess high personal and professional ethics, integrity and values, and should have sufficient time available to devote to service on the Board and Board committees. In addition, a majority of the Board must be comprised of independent directors. The experience, skills and attributes which the Corporate Governance and Nominating Committee considers include, but are not limited to, the individual’s: (i) experience serving on the board of directors of a publicly traded company, (ii) independence; (iii) financial and/or audit committee experience; (iv) compensation committee experience; (v) experience with corporate transactions, such as capital-raising and other corporate finance transactions and acquisitions; (vi) experience in the Company’s industry; and (vii) demonstration of overall responsibility for a company’s performance, such as managing or operating a company.

At the Annual Meeting, eight directors are to be elected. Six of the eight director nominees are currently directors of the Company and all eight nominees have been recommended for election by the Corporate Governance and Nominating Committee. All nominees have consented to being named as nominees for directors of the Company and have agreed to serve if elected. If some or all of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any remaining nominee(s) and any substitute nominee(s) designated by the Board of Directors. In no event, however, will the shares represented by proxy be voted for more than eight nominees. Director elections are determined by a plurality of the votes cast.

Set forth below is information regarding each nominee for director, including the specific experience, qualifications, skills or attributes that led to conclusion that such nominee should serve as a director of the Company.

Nominees for Directors

Gary W. Bagley has served as Chairman and Director of the Company since the formation of the Company in September 2005. He had served as Chairman and Director of H&E Equipment Services LLC (“H&E LLC”), the predecessor to the Company, from its formation in 2002 until its merger with and into the Company in February 2006. Mr. Bagley served as President of ICM Equipment Company L.L.C. (“ICM”) since 1996 and Chief Executive Officer from 1998 until ICM merged with and into H&E LLC in June 2002, when he became executive Chairman of H&E LLC. He retired as an executive of H&E LLC in 2004. Prior to 1996, he held various positions at ICM, including Salesman, Sales Manager and General Manager. Mr. Bagley also served as Vice President of Wheeler Machinery Co. Since our acquisition of Eagle High Reach Equipment, LLC and Eagle High Reach Equipment, Inc.

in February 2006, Mr. Bagley has served as a manager and director, respectively, of Eagle High Reach Equipment, LLC (now H&E Equipment Services (California), LLC) and Eagle High Reach Equipment, Inc. (now H&E California Holdings, Inc.). Previously, Mr. Bagley served as interim Chief Executive Officer and as a director of Eagle High Reach Equipment, Inc. from February 2004 to February 2006 and as Chief Executive Officer and as a director of Eagle High Reach Equipment, LLC from December 2004 to February 2006. Mr. Bagley has served in the past on a number of dealer advisory boards and industry association boards.

Mr. Bagley has extensive experience both with the Company and in the construction equipment industry. He also had overall responsibility as chief executive officer of the equipment company which merged with and into our Company’s predecessor in 2002. He currently serves as a member of the Company’s Finance Committee.

John M. Engquist has served as President, Chief Executive Officer and Director of the Company since its formation in September 2005. He had served as President, Chief Executive Officer and Director of H&E LLC from its formation in June 2002 until its merger with and into the Company in February 2006. He served as President and Chief Executive Officer of Head & Engquist Equipment, LLC (“Head and Engquist”) from 1990 and director of Gulf Wide Industries, LLC (“Gulf Wide”) from 1995, both predecessor companies of H&E LLC. From 1975 to 1990, he held various operational positions at Head & Engquist, starting as a mechanic’s helper. Mr. Engquist serves as a director on the boards of a number of private companies. He also serves on the Leadership Council of St. Jude Children’s Research Hospital in Memphis, Tennessee, as well as on the Board of Directors for Business First Bancshares, Inc. in Baton Rouge, Louisiana. Mr. Engquist owns 53% of the membership interest in New Towne Development Group, L.L.C. and serves as the Chairman of the Board of Managers. Mr. Engquist is a former board member of Baton Rouge Business Bank and Cajun Constructors, Inc.

Mr. Engquist’s day-to-day leadership of the Company as its Chief Executive Officer, as well as his long history with the Company and its predecessors dating back to 1975, provides him with unparalleled experience with the Company’s operations, industry and corporate transactions. He currently serves as a member of the Company’s Finance Committee.

Paul N. Arnold has been a Director of the Company since November 2006. Mr. Arnold has served as a director of Town Sports International Holdings, Inc. since April 1997 and served as the non-executive Chairman of the Board of Directors from May 2006 until February 2009. Since 2000 Mr. Arnold has served as Chief Executive Officer of CORT Business Services, Inc., which was acquired by Berkshire Hathaway in 2000. From 1992 to 2000 Mr. Arnold served as President and Chief Executive Officer of CORT Business Services. Mr. Arnold also served as a director of CORT Business Services from 1991 to 2000 and from 2006 to 2009 and served as Chairman of the Board from May 2006 to February 2009. Prior to 1992, Mr. Arnold held various positions over a twenty-four year period within CORT Furniture Rental, a division of Mohasco Industries, Inc.

Mr. Arnold has experience leading a company with branch operations and also has extensive experience in the rental business and with corporate transactions. As a director of other public companies, Mr. Arnold has experience with corporate governance, compensation and audit committee matters. He currently serves as Chairman of the Company’s Compensation Committee. Mr. Arnold is an independent director.

Bruce C. Bruckmann has been a Director of the Company since its formation in September 2005. He had served as a Director of H&E LLC from its formation in June 2002 until its merger with and into the Company in February 2006. Mr. Bruckmann had served as a director of both of the Company’s predecessor companies, Head & Engquist and ICM. Mr. Bruckmann is a founder and has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. since its formation in 1995. He served as an officer of Citicorp Venture Capital Ltd. from 1983 through 1994. Prior to joining Citicorp Venture Capital, Mr. Bruckmann was an associate at the New York law firm of Patterson, Belknap, Webb & Tyler. Mr. Bruckmann has served as a director of Mohawk Industries, Inc. since 1992, a director of MWI Veterinary Supply, Inc. since 2002, a director of Town Sports International Holdings, Inc. since 1996 and a director of Heritage-Crystal Clean, Inc. since 2004. Mr. Bruckmann also currently serves as a director of two private companies.

Mr. Bruckmann has extensive experience with corporate transactions, such as financings and acquisitions, as well as experience as a board member of public companies, including service on audit and compensation committees. He also has significant experience with the Company’s business and operations and served as a director of both of the Company’s predecessor companies. He currently serves as the Chairman of the Company’s Finance Committee and as a member of the Company’s Corporate Governance and Nominating Committee. Mr. Bruckmann is an independent director.

Patrick L. Edsell has over 20 years of executive experience and over 10 years of board experience. He previously served as acting Chief Financial Officer, on a part-time basis, for SpectraSensors, Inc. from 2008 to 2010 and as Senior Vice President and General Manager of Avanex Corporation from 2007 to 2008. He was Chief Executive Officer of NP Photonics, Inc. from 2004 to 2007 and Gigabit Optics Corporation from 2002 to 2004. Prior to that, he was Chairman, President and Chief Executive Officer of Spectra Physics, Inc. from 1997 to 2002 and President of Spectra-Physics Lasers and Optics Group from 1990 to 1997. Mr. Edsell was Chief Financial Officer of Pharos AB from 1984 to 1991 and Vice President, Finance of GP Technologies from 1982 to 1984. He was a director and Chairman of the Audit Committee of Captiva Software Systems from 2001 to 2005 and Chairman from 2004 to 2005. Prior to that, he was a director of FLIR Systems, Inc. in 1998 and 1999. He currently serves as a director of two private companies.

Mr. Edsell is experienced in leading other companies and is also experienced with corporate transactions, such as financings and acquisitions. As a director of other public and private companies, Mr. Edsell has experience with audit, corporate governance and compensation committee matters. Mr. Edsell was recommended to the Company’s Corporate Governance and Nominating Committee as a director candidate by certain of the Company’s non-management directors. If elected, Mr. Edsell, who is 62 years old, will be an independent director.

Thomas J. Galligan III has been Executive Chairman and a member of the board of directors of Papa Gino’s Holdings Corp. since March 2009. Mr. Galligan served as Chairman, President and Chief Executive Officer of Papa Gino’s Holdings Corp. from May 1996 until October 2008 and Chairman and Chief Executive Officer until March 2009. Prior to joining Papa Gino’s in March 1995 as Executive Vice President, Mr. Galligan held executive positions at Morse Shoe, Inc. and PepsiCo., Inc. Mr. Galligan is currently a director and Chairman of the board of directors of Town Sports International Holdings, Inc. He also currently serves as a director of two private companies and two nonprofit companies

Mr. Galligan has experience leading a company with branch operations and has extensive experience with corporate transactions. As a director of other public and private companies, Mr. Galligan has experience with corporate governance, compensation and audit committee matters. Mr. Galligan was recommended to the Company’s Corporate Governance and Nominating Committee as a director candidate by certain of the Company’s non-management directors and security holders. If elected, Mr. Galligan, who is 66 years old, will be an independent director.

Lawrence C. Karlson has been a Director of the Company since its formation in September 2005. He had served as a Director of H&E LLC from its formation in June 2002 until its merger with and into the Company in February 2006. Mr. Karlson is a consultant for a wide variety of businesses. He previously served as Chairman and CEO of Berwind Financial Corporation from 2001 to 2004 and President of Karlson Corporation from 1986 to 1995. Mr. Karlson also previously served as Chairman of Spectra-Physics AB and President and CEO of Pharos AB. He currently serves as a director of CDI Corporation (since 1989) and as a director of Campbell Soup Company (since 2009). Previously he was Chairman and a director of Mikron Infared, Inc.

Mr. Karlson is experienced in leading other companies and is also experienced with corporate transactions. As a director of other public companies, Mr. Karlson has experience with corporate governance, compensation and audit committee matters. He currently serves as Chairman of the Company’s Corporate Governance and Nominating Committee and as a member of the Company’s Audit Committee and Compensation Committee. Mr. Karlson is an independent director.

John T. Sawyer has been a Director of the Company since its formation in September 2005. He had served as a Director of H&E LLC from its formation in June 2002 until its merger with and into the Company in February 2006. Mr. Sawyer served as President of Penhall Company (“Penhall”) from 1989 until his retirement in 2008. He joined Penhall in 1978 as the Estimating Manager of the Anaheim Division, was appointed Manager of Penhall’s National Contracting Division in 1980, and in 1984 assumed the position of Vice President and became responsible for managing all construction services divisions. Mr. Sawyer currently serves as a director of Western Oilfield Supply Company, Inc., a private company.

Mr. Sawyer has experience leading a company with branch operations in the construction industry and is also experienced with corporate transactions. With prior experience as a director of other public companies, Mr. Sawyer has experience with audit committee matters. He currently serves as a member of the Company’s Audit Committee and Corporate Governance and Nominating Committee. Mr. Sawyer is an independent director.

The Board of Directors recommends a vote FOR each of the listed nominees.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of each person who is a current director or executive officer.

Name	Age	Title

Gary W. Bagley	64	Chairman and Director
John M. Engquist	57	President, Chief Executive Officer and Director
Leslie S. Magee	42	Chief Financial Officer and Secretary
Bradley W. Barber	38	Executive Vice President and Chief Operating Officer
William W. Fox	67	Vice President, Cranes and Earthmoving
John D. Jones	53	Vice President, Product Support
Keith E. Alessi	56	Director
Paul N. Arnold	64	Director
Bruce C. Bruckmann	57	Director
Lawrence C. Karlson	68	Director
John T. Sawyer	66	Director

Gary W. Bagley is described as a director nominee above.

John M. Engquist is described as a director nominee above.

Leslie S. Magee has served as Chief Financial Officer and Secretary of the Company since its formation in September 2005. Ms. Magee served as acting Chief Financial Officer of H&E LLC from December 2004 through August 2005, at which time she was appointed Chief Financial Officer and Secretary. She continued as Chief Financial Officer and Secretary until H&E LLC’s merger with and into the Company in February 2006. Previously, Ms. Magee served as Corporate Controller for H&E LLC and Head & Engquist. Prior to joining Head & Engquist in 1995, Ms. Magee spent five years working for Hawthorn, Waymouth & Carroll, L.L.P, an accounting firm based in Baton Rouge, Louisiana. Ms. Magee is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Louisiana Society of Certified Public Accountants.

Bradley W. Barber has served as Executive Vice President and Chief Operating Officer of the Company since June 2008. From November 2005 to May 2008, he was Executive Vice President and General Manager. Previously, Mr. Barber served as Vice President, Rental Operations from February 2003 to November 2005 of H&E LLC. Prior to that, Mr. Barber served as Director of Rental Operations for H&E LLC and Head & Engquist from March 1998 to February 2003. Prior to joining Head & Engquist in March 1998, Mr. Barber worked in both outside sales and branch management for a regional equipment company.

William W. Fox has served as Vice President, Cranes and Earthmoving of the Company since its formation in September 2005. Prior to that, he served as Vice President, Cranes and Earthmoving of H&E LLC from its formation in 2002 until its merger with and into the Company in February 2006. Mr. Fox served as Executive Vice President and General Manager of Head & Engquist since 1995 and served as President of South Texas Equipment Co., a subsidiary for Head & Engquist, from 1995 to 1997. Prior to that, Mr. Fox held various executive and managerial positions with the Manitowoc Engineering Company and its subsidiary, North Central Crane. He was Executive Vice President/General Manager from 1989 to 1995, Vice President, Sales from 1988 to 1989, and

General Manager from 1986 to 1988 of Manitowoc Engineering Company. Mr. Fox was Executive Vice President/General Manager at North Central Crane from 1980 to 1986.

John D. Jones has served as Vice President, Product Support of the Company since its formation in September 2005. Prior to that, he served as Vice President, Product Support for H&E LLC from its formation in 2002 until its merger with and into the Company in February 2006. Mr. Jones served as Vice President of Product Support Service at Head & Engquist since 1994. From 1991 to 1994, he was General Manager of Product Support at Louisiana Machinery. From 1987 to 1991 he served as General Manager of the Parts Operation at Holt Company of Louisiana. From 1976 to 1987, Mr. Jones worked in Product Support and Marketing for Boyce Machinery.

Keith E. Alessi has been a Director of the Company since its formation in September 2005 and Chairman of the Audit Committee since January 2006. He served as a director and chairman of the Audit Committee of H&E LLC from November 2002 until its merger with and into the Company in February 2006. Mr. Alessi is President, Chief Executive Officer and a director of Westmoreland Coal Company (“Westmoreland”) of Colorado Springs, Colorado. Mr. Alessi became President and Chief Executive Officer of Westmoreland in January 2009 and had previously held that position from August 2007 through April 2008. Prior to that, he served as interim Chief Executive Officer and President of Westmoreland from May to August 2007. Mr. Alessi has served as a director of Westmoreland since 2007 and has also served as Westmoreland’s Executive Chairman of the Board. In 2008, Mr. Alessi briefly served on an interim basis as acting Chief Executive Officer of EZ Lube LLC, a private company that filed for protection under Chapter 11 of the United Stated federal bankruptcy code in December 2008, pending its search for a new chief executive officer. He was an Adjunct Lecturer at The Ross School of Business at the University of Michigan from 2001 to 2010 and an Adjunct Professor of Law at The Washington and Lee University School of Law from 1999 to 2007. From 2003 to 2006, he was Chief Executive Officer of Lifestyles Improvement Centers, LLC. Mr. Alessi has served as a director of Town Sports International Holdings, Inc. since 1997 and a director of MWI Veterinary Supply, Inc. since 2002. Mr. Alessi is a Certified Public Accountant. As further described previously, Mr. Alessi is not standing for re-election at the 2011 Annual Meeting.

Paul N. Arnold is described as a director nominee above.

Bruce C. Bruckmann is described as a director nominee above.

Lawrence C. Karlson is described as a director nominee above.

John T. Sawyer is described as a director nominee above.

2010 DIRECTOR COMPENSATION TABLE

The annual 2010 compensation for our non-employee directors consisted of the following:

Annual Board retainer fee (payable in quarterly installments)	$30,000
Fee per Board or Committee meeting or call attended, in person or telephonically	$1,500
Chairman of the Audit Committee annual retainer fee (payable in quarterly installments)	$10,000
Chairman of the Corporate Governance and Nominating Committee, the Compensation Committee and the Finance Committee annual retainer fee (payable in quarterly installments)	$5,000

Mr. Bagley, who has a consulting agreement with the Company, did not receive compensation for his service as a director of the Company in 2010.

In addition to the fees described above, on May 25, 2010, Messrs. Alessi, Arnold, Bruckmann, Karlson and Sawyer each received grants of 1,506 shares of restricted stock under the Incentive Plan. These grants are described in more detail in the footnotes to the table below.

The table below summarizes the compensation paid by the Company to each non-employee director for the year ended December 31, 2010.

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	($)(1)	($)(2)	($)	($)

Keith E. Alessi	67,000	15,000	—	82,000
Paul N. Arnold	45,500	15,000	—	60,500
Gary W. Bagley	—	—	185,240 (3)	185,240
Bruce C. Bruckmann	44,000	15,000	—	59,000
Lawrence C. Karlson	60,500	15,000	—	75,500
John T. Sawyer	51,000	15,000	—	66,000

(1)	Mr. Bagley did not receive compensation for his service as a director of the Company. All other non-employee directors received a retainer and meeting fees for the Board and its committees and committee chairmanship retainers as described above.

(2)	Amounts shown represent the grant date fair value of restricted common stock granted in fiscal 2010 pursuant to the Financial Accounting Standards Board’s Accounting Standards Codification Topic 708 (“ASC 718”) (formerly, Statement of Financial Accounting Standards No. 123(R), Share-Based Payment). No stock option awards were granted to directors during 2010. The assumptions used to determine the valuation of the awards are discussed in note 2 to our consolidated financial statements for the year ended December 31, 2010. The fair market value, number of shares subject to each outstanding restricted stock award or stock option and the vesting schedule for each award is reported in the supplemental table below.

Supplemental Stock and Option Award Table

				If Currently
		Total Number of		Unvested, Vesting	Number of Shares
Director	Grant Date	Shares (#)	Fair Value ($)	Date	Vesting (#)

Stock Options
Keith E. Alessi	2/22/06	15,000	219,324
	6/05/07	1,500	16,535
Paul N. Arnold	6/05/07	1,500	16,535
Lawrence C. Karlson	2/22/06	15,000	219,324
	6/05/07	1,500	16,535
John T. Sawyer	2/22/06	15,000	219,324
	6/05/07	1,500	16,535
Restricted Stock
Keith E. Alessi	6/30/08	500	6,010	6/30/11	167
	6/30/09	2,116	15,002	6/30/11	705
				6/30/12	706
	5/25/10	1,506	15,000	5/25/11	502
				5/25/12	502
				5/25/13	502
Paul N. Arnold	6/30/08	500	6,010	6/30/11	167
	6/30/09	2,116	15,002	6/30/11	705
				6/30/12	706
	5/25/10	1,506	15,000	5/25/11	502
				5/25/12	502
				5/25/13	502
Bruce C. Bruckmann	6/30/09	2,116	15,002	6/30/11	705
				6/30/12	706
	5/25/10	1,506	15,000	5/25/11	502
				5/25/12	502
				5/25/13	502
Lawrence C. Karlson	6/30/08	500	6,010	6/30/11	167
	6/30/09	2,116	15,002	6/30/11	705
				6/30/12	706
	5/25/10	1,506	15,000	5/25/11	502
				5/25/12	502
				5/25/13	502
John T. Sawyer	6/30/08	500	6,010	6/30/11	167
	6/30/09	2,116	15,002	6/30/11	705
				6/30/12	706
	5/25/10	1,506	15,000	5/25/11	502
				5/25/12	502
				5/25/13	502

(3)	Represents compensation paid to Mr. Bagley under his consulting agreement, which is described in the “Certain Relationships and Related Transactions — Consulting Agreement” section of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND DIRECTORS, DIRECTOR NOMINEES AND OFFICERS

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of March 28, 2011, the Annual Meeting Record Date, by (i) each person, or group of affiliated persons who is known by the Company to own more than 5% of its common stock, (ii) each of the Company’s directors, director nominees and executive officers and (iii) all directors and executives of the Company as a group. The information provided in the table is based on our records, information filed with the SEC and information provided to the Company.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, except as set forth in the footnotes to the following table and subject to appropriate community property laws, the persons in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Unless otherwise noted, the address of each person listed below is c/o H&E Equipment Services, Inc., 11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816.

	Amount and Nature
	of Beneficial Ownership
	Shares	Percentage

Stockholders of 5% or more (excludes Directors and Executive Officers)
FMR LLC(1)	5,255,221	15.0%
T. Rowe Price Associates, Inc.(2)	4,603,456	13.1%
Columbia Wanger Asset Management, LLC(3)	3,478,600	9.9%
Dimensional Fund Advisors LP(4)	1,973,597	5.6%
Directors and Director Nominees (except Mr. Engquist)
Bruce C. Bruckmann(5)	1,221,377	3.5%
Gary W. Bagley(6)	314,559	*
Lawrence C. Karlson(7)	33,695	*
Keith E. Alessi(7)	26,122	*
John T. Sawyer(7)	25,927	*
Paul N. Arnold(8)	13,650	*
Patrick L. Edsell	—	—
Thomas J. Galligan III	—	—
Executive Officers
John M. Engquist(9)	4,590,250	13.1%
Bradley W. Barber(9)	78,268	*
Leslie S. Magee(9)	49,188	*
John D. Jones(9)	43,010	*
William W. Fox(10)	7,737	*
All executive officers and directors as a group (11 persons)	6,431,083	18.3%

*	Less than 1%.

(1)	The shares reported herein are beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC. Shares beneficially owned is based on the Schedule 13G amendment filed with the SEC on February 14, 2011 by FMR LLC and Edward C. Johnson 3d (together, the “Reporting Persons”), which reports beneficial ownership as of December 31, 2010. Each of the Reporting Persons has sole dispositive power with respect to all of the indicated shares and sole voting power with respect to none of the indicated shares. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(2)	The shares reported herein are beneficially owned by T. Rowe Price Associates (“Price Associates”). Shares beneficially owned is based on the Schedule 13G amendment filed with the SEC on February 9, 2011 by Price

Associates and T. Rowe Price Small Cap Stock Fund, Inc., which reports beneficial ownership as of December 31, 2010. These securities are owned by various individual and institutional investors, which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. Price Associates has sole dispositive power with respect to 4,506,977 of the indicated shares and sole voting power with respect to 1,013,396 of the indicated shares. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.

(3)	The shares reported herein include shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger Asset Management, LLC. Shares beneficially owned is based on the Schedule 13G amendment filed with the SEC on February 10, 2011 by Columbia Wanger Asset Management, LLC, which reports beneficial ownership as of December 31, 2010. The Reporting Person has sole dispositive power with respect to all of the indicated shares and sole voting power with respect to 3,419,800 of the indicated shares. The address of Columbia Wanger Asset Management, LLC is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(4)	The shares reported herein are beneficially owned by Dimensional Fund Advisors LP (“Dimensional”). Shares beneficially owned is based on the Schedule 13G amendment filed with the SEC on February 11, 2011 by Dimensional, which reports beneficial ownership as of December 31, 2010. Dimensional has sole dispositive power with respect to all of the indicated shares and sole voting power with respect to 1,885,234 of the indicated shares. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Includes the June 2, 2009 and May 25, 2010 restricted stock grants of 2,116 and 1,506 shares, repectively. The restricted shares vest over a three year period and are subject to certain restrictions, as described in the recipient’s applicable Restricted Stock Grant Award Letter. Also includes 73,344 shares held in a trust for the benefit of Mr. Bruckmann’s children, for which he is a trustee, and 190,882 shares held in a trust for the benefit of Mr. Bruckmann’s children, for which he is not a trustee. Also includes an aggregate of 40,109 shares of common stock held by the following entity and individual, for which Mr. Bruckmann holds a power of attorney in respect of such shares: BCB Family Partners, L.P., and Nancy A. Zweng. Mr. Bruckmann expressly disclaims beneficial ownership of all shares except those owned by him directly.

(6)	Includes 200,973 shares held by Bagley Family Investments, L.L.C. Mr. Bagley may be deemed to share beneficial ownership of these shares by virtue of his status as manager of Bagley Family Investments, L.L.C. Mr. Bagley expressly disclaims beneficial ownership of any shares held by Bagley Family Investments L.L.C. that exceed his pecuniary interest therein.

(7)	Includes 15,000 shares subject to stock options granted on February 22, 2006, which vested in three equal parts over a three-year period and 1,500 shares subject to stock options granted on June 5, 2007, which vested in three equal parts over a three-year period. Also includes the June 30, 2008, June 2, 2009 and May 25, 2010 restricted stock grants of 500, 2,116 and 1,506 shares, respectively. The restricted shares vest over a three-year period and are subject to certain restrictions, as described in the recipient’s applicable Restricted Stock Grant Award Letter.

(8)	Includes 1,500 shares subject to stock options granted on June 5, 2007, which vested in three equal parts over three years. Also includes the June 30, 2008, June 2, 2009 and the May 25, 2010 restricted stock grants of 500, 2,116 and 1,506 shares, respectively. The restricted shares vest over a three-year period and are subject to certain restrictions, as described in the recipient’s applicable Restricted Stock Grant Award Letter.

(9)	Includes the June 30, 2008 restricted stock grant of 8,299 shares, 4,742 shares, 3,952 shares and 2,496 shares to Mr. Engquist, Mr. Barber, Ms. Magee and Mr. Jones, respectively, the June 1, 2009 restricted stock grant of 45,317 shares, 10,763 shares, 9,328 shares and 4,532 shares to Mr. Engquist, Mr. Barber, Ms. Magee and Mr. Jones, respectively, and the June 15, 2010 restricted stock grant of 31,513 shares, 7,484 shares, 6,486 shares and 3,151 shares to Mr. Engquist, Mr. Barber, Ms. Magee and Mr. Jones, respectively. The shares for all three stock grants vest over a three year period and are subject to certain restrictions, as described in the recipient’s Restricted Stock Grant Award Letter. Includes grant of 40,650 shares of restricted stock to each of Mr. Barber, Ms. Magee and Mr. Jones made on February 22, 2006 (which is net of the shares which were returned to the Company, as described below, as payment for related withholding taxes), which vested over a three year period, and were subject to certain restrictions, as described in the recipient’s Restricted Stock Grant Award Letter. One-third of the shares vested on each of February 22, 2007, 2008 and 2009. In accordance with the 2006 Stock-Based Incentive Compensation Plan, on each of the respective vesting dates, Messrs. Barber and Jones and Ms. Magee returned to the Company, as payment for the related employee withholding taxes, on the vesting dates: 5,670 shares, 4,383 shares and 5,702 shares, respectively, in 2007; 4,449 shares, 4,511 shares and 4,476 shares, respectively, in 2008; 4,880 shares, 5,035 shares and 4,969 shares, respectively, in 2009; and 1,872 shares, 1,181 shares and 733 shares, respectively, in 2010. Mr. Engquist returned 6,129 shares to the Company in 2010 for payment of related employing withholding taxes.

(10)	Includes the June 1, 2009 and June 15, 2010 restricted stock grants of 2,644 shares and 3,493 shares, respectively, which vest over a three year period and are subject to certain restrictions, as described in the recipient’s Restricted Stock Grant Award Letter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require the Company to disclose late filings of stock transaction reports by its executive officers and directors and by certain beneficial owners of the Company’s common stock. Based on our records and other information, we believe that each of our executive officers, directors and certain beneficial owners of the Company’s common stock complied with all Section 16(a) filing requirements applicable to them during 2010 on a timely basis, except for one late Form 4 filed by Mr. Bruckmann on March 7, 2011, reporting a total of two transactions that occurred on December 27 and December 28, 2010. The reports (Forms 3, 4 and 5) filed under Section 16(a) of the Exchange Act reflecting transactions in Company securities are posted on our Internet website by the end of the business day after the report’s filing.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that Section. This report shall not be deemed “incorporated by reference” into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filings, except to the extent that the Company specifically incorporates it by reference.

The Audit Committee assists the Board in meeting its oversight responsibility to stockholders, potential stockholders, the investment community and others. The Audit Committee’s function is one of oversight, recognizing that management is responsible for preparing the Company’s financial statements, and the independent registered public accounting firm is responsible for auditing those statements. Management of the Company is responsible for (1) the preparation, presentation, and integrity of the Company’s financial statements; (2) the appropriateness of the accounting principles and reporting policies that are used by the Company; (3) establishing and maintaining adequate internal control over financial reporting, as such term is defined in the Exchange Act; and (4) maintaining adequate disclosure controls and procedures, as such term is defined by the Exchange Act. The Company’s independent registered public accounting firm is responsible for (1) auditing the Company’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America (“GAAP”); (2) auditing and attesting to the Company’s internal control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO criteria”); and (3) reviewing the Company’s unaudited interim condensed consolidated financial statements. The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm. The Audit Committee will however take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The Audit Committee is directly responsible for the selection of the independent registered public accounting firm to be retained to audit the Company’s consolidated financial statements and internal control over financial reporting, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The independent registered public accounting firm is ultimately accountable to the Audit Committee and the Board. The Audit Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to the Company’s consolidated financial statements and related disclosures and internal control over financial reporting of the Company and makes recommendations to the Board as it deems appropriate from time to time. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee is currently composed of three directors, all three of whom the Board has determined to be independent as that term is defined by applicable NASDAQ listing standards and SEC rules. The Board has determined, in accordance with applicable NASDAQ listing standards, that Mr. Alessi is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s Internet website at www.he-equipment.com.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls, and discusses these matters with the Company’s independent registered public accounting firm. The Audit Committee also discusses with senior management the Company’s disclosure controls and procedures. The Audit Committee’s oversight of the independent registered public accounting firm includes resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010, and the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010 with management and the Company’s independent registered public accounting firm, which included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also discussed with management and the independent registered public accounting firm the Company’s internal control over financial reporting. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, SEC Rule 2-07 and such other matters as are required to be discussed under auditing standards generally accepted in the United States of America. The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence, including the compatibility of any non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2011 audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the year 2010 results of its consolidated financial statement audit, its audit of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting. Both the Director of Internal Audit and the independent registered public accounting firm have direct access to the Audit Committee at any time on any issue of their choosing, and the Audit Committee has the same direct access to the Director of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2010 be included in the 2010 Annual Report on Form 10-K for filing with the SEC.

The Audit Committee has appointed the firm of BDO USA, LLP as independent registered public accounting firm to audit and report upon the Company’s consolidated financial statements and internal control over financial reporting for the year ending December 31, 2011. In making this selection, the Audit Committee has considered whether BDO USA, LLP’s provision of services other than audit services is compatible with maintaining their independence.

AUDIT COMMITTEE

Keith E. Alessi, Chairman
Lawrence C. Karlson
John T. Sawyer

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2011 and internal control over financial reporting. Although action by the stockholders on this matter is not required under Delaware law or the Sarbanes-Oxley Act of 2002, as amended, or the rules of the SEC promulgated thereunder, the Audit Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this appointment in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the stockholders, the Audit Committee may reconsider its appointment. One or more representatives of BDO USA, LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Principal Accountant Fees and Services

The aggregate fees billed by our independent registered public accounting firm for professional services rendered in connection with (i) the audit of our consolidated financial statements as set forth in our Annual Report on Form 10-K for the years ended December 31, 2010 and 2009, (ii) the review of our quarterly consolidated financial statements as set forth in our Quarterly Reports on Form 10-Q for each of our quarters during 2010 and 2009, and (iii) the 2010 and 2009 audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, as well as any fees paid to our independent registered public accounting firm for audit-related work, tax compliance, tax planning and other consulting services are set forth in the table below:

	2010	2009

Audit Fees(1)	$620,000	$690,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

	$620,000	$690,000

(1)	Represents fees for professional services provided in connection with the audits of our annual consolidated financial statements; the audit of our internal control over financial reporting and the reviews of our quarterly consolidated financial statements; consultations on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

The Audit Committee did not engage BDO USA, LLP in 2010 or 2009 to provide any non-audit services, including services in connection with any tax compliance or tax planning matters, or other matters, such as matters related to financial information systems design and implementation.

Pre-approval of services

All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, BDO USA, LLP, require pre-approval by the Audit Committee in accordance with the Audit Committee Charter. The Company’s Audit Committee approves the independent registered public accounting firm’s engagement prior to the independent registered public accounting firm rendering any non-audit services. The Audit Committee charter is reviewed on an annual basis by the Audit Committee and is subject to amendment from time to time. The Audit Committee pre-approved 100% of the 2010 and 2009 fees.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that Section. This report shall not be deemed “incorporated by reference” into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filings, except to the extent that the Company specifically incorporates it by reference.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2011 Annual Meeting.

COMPENSATION COMMITTEE

Paul N. Arnold, Chairman
Lawrence C. Karlson

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program together with a description of the material factors underlying the decisions which resulted in the compensation provided to the Company’s Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”) and certain other executive officers (collectively, the named executive officers (“NEOs”)) for 2010 (as presented in the tables which follow this CD&A).

Executive Summary

The Company’s executive compensation program is designed to attract, retain and motivate a team of highly qualified senior executives who will promote both the near-term and long-term interests of our shareholders, while simultaneously discouraging excessive risk-taking by the Company’s management. The Company seeks to achieve these goals by compensating our executives through a combination of base salary, annual cash bonus opportunities and long-term equity incentive awards. The Company is committed to linking pay to performance on an individual and company-wide basis. As a result, the Company generally does not enter into employment, change in control or severance agreements with our senior executives and does not provide supplemental executive retirement benefits

(other than NEO participation in a Company sponsored 401(k) plan and accelerated vesting of certain equity awards made to NEOs upon a change in control), which the Company believes to be inconsistent with a performance-oriented approach to compensation.

The Company’s compensation policies and decisions during fiscal 2010 were influenced by a variety of factors. One key factor was the significant uncertainty regarding whether, when and to what extent the worldwide economic conditions that impacted the Company’s fiscal 2009 financial results would improve during fiscal 2010. As a result of this uncertainty related to the economy and how it would impact the Company’s industry and business, the Compensation Committee (the “Committee”) of the Board of Directors took a conservative approach to compensation programs in fiscal 2010. As described herein, NEO base salaries were not increased from 2009 amounts and the Committee did not adopt bonus guidelines for fiscal year 2010.

Compensation Committee

The Committee is currently composed of two non-employee directors, each of whom is an independent director under the NASDAQ listing standards and the SEC rules. The Committee was comprised of three independent, non-employee directors until Keith E. Alessi’s resignation from the Committee on January 25, 2011. The Committee has responsibility for determining and implementing the Company’s philosophy with respect to executive compensation. Accordingly, the Committee has overall responsibility for approving and evaluating the various components of the Company’s executive compensation program. The Committee meets at least twice per year (and more often as necessary) to discuss and review the compensation of the NEOs. The Committee annually reviews and approves the compensation of the CEO. The Committee also reviews and approves the compensation of the other NEOs after considering the recommendations of management. In establishing and reviewing compensation for the NEOs, the Committee considers, among other things, the financial results of the Company, recommendations of management and financial and compensation data for comparable equipment companies.

In 2009, the Committee retained Axiom Consulting Partners (“Axiom”), an independent compensation consultant, to provide a CEO competitive pay assessment as an update to the executive pay analysis for the Company’s CEO, COO and CFO compensation that Axiom previously provided to the Committee in 2008. The consultant’s report (the “Report”) provided competitive market data for a peer group of companies identified in the Report (see “Setting Executive Compensation” below). Although the Report was not updated and the Committee did not otherwise retain the services of an independent compensation consultant in 2010, the Committee took the Report and its historical findings into account, in a general sense, as one of the various considerations in setting 2010 compensation for the CEO, COO and CFO.

The Committee operates under a written charter adopted by the Board of Directors of the Company on February 16, 2010. A copy of this charter is available on our Internet website at www.he-equipment.com under the heading Investor Relations/Corporate Governance.”

Executive Compensation Philosophy and Objectives

The Committee’s goals in structuring the Company’s compensation program for its NEOs are to:

•	provide incentives to achieve Company financial objectives;

•	provide long-term incentives for the executive officers; and

•	set compensation levels sufficiently competitive to attract and retain high quality executives and to motivate them to contribute to the Company’s success.

The Committee has determined that to achieve these objectives, the Company’s executive compensation program should reward both individual and Company short-term and long-term performance. To this end, the Committee believes that executive compensation packages provided by the Company to its executive officers, including its NEOs, should generally include both cash and stock-based compensation. However, the Committee does not rely on any policy or formula in determining the appropriate mix of cash and equity compensation, nor does it rely on any policy or formula in allocating long-term compensation to different forms of awards.

Setting Executive Compensation

In making compensation decisions, the Committee considers the recommendations of management. The Committee also considers corporate performance, the collective performance of the executive management team, an executive’s level of experience and responsibility, an executive’s current compensation level and historical compensation practices. In addition, at times the Committee reviews market data for comparable equipment companies to get a general sense of executive compensation at the Company’s competitors.

In determining compensation for the CEO, COO and CFO in the past few years, the Committee also took into account, in a general sense, the Report, which both provided compensation data for the Company’s industry in general and for the following 13 equipment companies: AAR Corp., Ahern Rentals, Inc., CE Franklin Ltd., Finning International Inc., GATX Corporation, Kaman Corporation, Neff Corp., RSC Holdings Inc., ShawCor Ltd., Titan Machinery Inc., Toromont Industries Ltd., United Rentals, Inc. and Wajax Ltd. (these companies are referred to elsewhere in this CD&A as the “Report peer group companies”). The Report relied upon the Mercer 2007 Executive Compensation Survey, the Wyatt 2007/2008 Survey Report on Top Management Compensation and the update on CEO compensation reflected updated surveys from Mercer, Watson Wyatt and ERI for industry data. The Report confirmed that the base salaries of the CEO, COO and CFO in 2007 and 2008 were below general industry norms and base salaries at the Report peer group companies. The Committee determined in 2008 that it would seek over time to make the compensation of the CEO, COO and CFO more competitive and the Committee kept this in mind, in a general sense, when making 2010 compensation decisions. The Committee did not use this data, and does not attempt, to establish or maintain a specific percentile with respect to peer group companies in determining compensation for the CEO, COO and/or CFO. However, the Committee does periodically review information regarding compensation trends and levels from a variety of sources in making compensation decisions.

Committee Processes; Role of Executives in Setting Compensation

A complete description of the Committee’s processes and the role of executives in setting compensation can be found earlier in this Proxy Statement in the section entitled “Corporate Governance — Committees of the Board of Directors — Compensation Committee.”

2010 Executive Compensation Components

The Company’s executive compensation program is composed of three principal components:

•	base salary;

•	cash bonuses; and

•	long-term incentives, consisting of equity awards.

In making decisions with respect to any element of an NEO’s compensation, the Committee considers the total current compensation that such NEO may be awarded and any previously granted unvested equity awards. The Committee’s goal is to award compensation that is reasonable in relation to the Company’s compensation philosophy and objectives when all elements of potential compensation are considered.

None of the NEOs currently has an employment contract or had an employment contract in effect during 2010. The Company generally does not employ senior executives pursuant to employment agreements.

Base Salaries

In General.  The Company provides NEOs with base salaries as a component of total compensation to compensate them for services rendered during the fiscal year. In determining base salaries, the Committee takes into account several factors, including:

•	historical information regarding compensation previously paid to NEOs;

•	the individual executive’s experience and level of responsibility; and

•	the performance of the Company and the executive management team.

In addition, at times the Committee considers base salaries paid by comparable equipment companies. The Committee uses peer group data in a general sense to gauge the range of base salary levels of executive officers of such peer group companies in order to confirm the reasonableness of the base salaries of the Company’s CEO, COO and CFO. The Report, which provided competitive market data for the Report peer group companies, confirmed that the base salaries of the CEO, COO and CFO in 2007 and 2008 were below general industry norms and base salaries at the Report peer group companies.

In the absence of a promotion or special circumstances, the Committee reviews and approves executive salaries once annually.

Consideration of 2010 Base Salaries.  Based on their individual experience, level of responsibility and performance as part of the Company’s senior management team, the recommendations of management and other factors discussed above, the Committee approved 2010 base salaries at the same levels as 2009 base salaries as follows: Mr. Engquist — $700,000; Mr. Barber — $375,000; Ms. Magee — $325,000; Mr. Jones — $200,000; and Mr. Fox — $175,000. Although the Committee had determined in 2008 to seek over time to make the compensation of the CEO, COO and CFO more competitive with general industry norms and Report peer group companies, the Committee determined to not increase 2010 base salaries from their 2009 amounts. This was based largely on the CEO’s recommendation to the Committee that in light of the Company’s financial results in 2009 and the challenging economic and business conditions at the end of 2009, as well as the lack of visibility about the future economy, base salaries should not be increased for 2010.

Annual Bonuses

In General.  Annual cash bonuses are included as part of the executive compensation program because the Committee believes that a significant portion of each NEO’s compensation should be contingent on the annual performance of the Company, as well as the collective performance of the executive management team. The Committee believes that this structure is appropriate because it aligns the interests of management and stockholders by rewarding executives for strong annual performance by the Company.

The CEO, COO and CFO are eligible for an annual bonus payable at the discretion of the Committee. In determining bonuses, the Committee typically takes into account bonus guidelines that are determined by the Committee in consultation with the CEO and other members of management. The guidelines, if adopted, are based on the Company’s achievement of financial targets. The Committee reviews and approves these guidelines after discussion and in consultation with the CEO. Actual bonus amounts may differ from those provided under the guidelines since the Committee and CEO retain full discretion in determining bonuses. The other NEOs, Messrs. Fox and Jones, are also generally eligible for annual bonuses at the discretion of the Committee, the CEO and the COO.

After the close of a fiscal year, the Committee generally determines and approves the amount of the annual bonus earned by each NEO for such fiscal year. A portion of the bonus is typically paid in February or March following the fiscal year to which the annual bonus relates, while the remainder is deferred. The deferred portion is generally paid in two equal annual installments over the next two years and accrues interest at the Prime rate, which is reset annually each January 1st to the rate then in effect. Alternatively, at the Committee’s discretion, the entire bonus is paid in one lump sum in February or March following the fiscal year to which it relates. There is no provision for the adjustment or recovery of a bonus paid to an NEO if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in a smaller or larger bonus.

Consideration of 2010 Annual Bonus.  In light of the economic conditions in 2008 and 2009 and the unpredictable economic conditions that were facing the Company in fiscal 2010, the Committee determined to not adopt bonus guidelines for fiscal year 2010. Based on the performance of the executive management team as a whole in the difficult economic environment in 2010, including the Company’s ongoing efforts to protect its balance sheet and the Company’s implementation of a new enterprise resource planning (“ERP”) system, as well as the Company’s upgrade of its workforce, once the Company received audited financial statements for the 2010 fiscal year, the Committee approved, in its discretion, 2010 cash bonus awards as follows: Mr. Engquist — $70,000; Mr. Barber — $37,500; and Ms. Magee — $32,500. Each of these awards was approximately 10% of each NEO’s base salary and no portions of these bonus awards were deferred. When granting these awards the Committee felt that the Company needed to continue to motivate executives to contribute to the Company’s performance, particularly in the continuing challenging economic environment.

Long-Term Incentives

In General.  The Committee believes that NEOs should be compensated in part with equity interests in the Company in order to more closely align the long-term interests of stockholders and executives. The Committee also believes that equity awards are an important means of attracting and retaining qualified executives. Accordingly, the Committee provides long-term incentives by means of periodic grants of stock awards under the Company’s 2006 Stock-Based Incentive Compensation Plan (the “Incentive Plan”). Stock awards available under the Incentive Plan include restricted stock, stock options and deferred stock.

The Committee determines the size of long-term incentive awards in its discretion and based on a determined percentage of each NEO’s base salary, and makes awards that have a fair market value on the date of grant that approximates such dollar amount. Below are guidelines the Committee used for maximum possible stock option and restricted stock grants in 2010, each with a three-year vesting schedule:

Recipient	Stock Options	Restricted Stock Awards

CEO	Stock options with the fair value of up to a maximum of 125% base salary	Shares of restricted stock with the fair value of up to a maximum of 47.5% base salary
COO	Stock options with the fair value of up to a maximum of 100% base salary	Shares of restricted stock with the fair value of up to a maximum of 38% base salary
CFO	Stock options with the fair value of up to a maximum of 100% base salary	Shares of restricted stock with the fair value of up to a maximum of 38% base salary
Other members of management	Stock options with the fair value of up to a maximum of 50% base salary	Shares of restricted stock with the fair value of up to a maximum of 19% base salary

All grants of equity compensation to NEOs are made by the Committee. Whether grants are made and the type and size of any grants are based upon Company performance, performance of the executive management team, position held, years of service, level of experience and potential of future contribution to the Company’s success, as well as the guidelines discussed above, if adopted. The Committee may also consider long-term incentive grants previously awarded to the NEOs, long-term incentive grants given to other executive officers throughout the Company’s history and grant practices at comparable equipment companies.

2010 Equity Grants.  On June 15, 2010, in connection with awards made to Company management under the Incentive Plan, the Committee approved grants of restricted stock as follows: Mr. Engquist — 31,513 shares (equal to 43% of his base salary); Mr. Barber — 7,484 shares (equal to 19% of his base salary); Ms. Magee — 6,486 shares (equal to 19% of her base salary); Mr. Jones — 3,151 shares (equal to 15% of his base salary); and Mr. Fox — 3,493 shares (equal to 19% of his base salary). When awarding grants to the CEO, COO and CFO the Committee considered a variety of factors, such as the overall performance of the Company and the performance of the executive management team as a whole in the difficult economic environment, including the Company’s ongoing efforts to protect its balance sheet and the Company’s implementation of a new ERP system, as well as the equity grants which were awarded in 2009. The Committee felt that equity incentive awards are an important and desirable component of executive compensation in order to more closely align the long-term interests of stockholders and executives. When awarding grants to the NEOs other than the CEO, the Committee also considered the CEO’s recommendations.

The Committee determined the size of the long-term incentive awards based on a percentage of each NEO’s base salary, which percentage was subject to the applicable maximums used by the Committee, and awarded shares of restricted stock that had a fair market value on the date of grant that approximated such amount. The Committee made a restricted stock grant award to Mr. Engquist with a fair market value of approximately $300,000, which is approximately 43% of the CEO’s base salary (the maximum allowable grant was 47.5%). The Committee determined to make a restricted stock grant to each of the COO and CFO that would be approximately 19% of their respective base salaries (the maximum allowable grants were 38%). The awards for Messrs. Jones and Fox approximated 15% and 19% of their respective base salaries (the maximum allowable grants were 19%).

Each of these awards vests in equal annual installments on the first, second and third anniversaries of the date of grant, conditioned on the executive’s continued employment with the Company on the applicable vesting date. The Committee believes that this vesting schedule serves to motivate and retain the recipients, providing continuing benefits to the Company beyond those achieved in the year of grant. Each of the awards granted to Messrs. Engquist and Barber, Ms. Magee and Mr. Jones will also vest in full upon a change in control of the Company, as described in more detail below in the section entitled “Potential Payments Upon Termination or Change in Control.” Under the terms of these awards, in the event that an NEO’s employment with the Company is terminated for any reason, such NEO will forfeit all of his or her unvested shares of restricted stock. In addition, in the event that an NEO’s employment with the Company is terminated for cause, such NEO will forfeit all of his or her vested and unvested shares of restricted stock.

The Company has no formal program, plan or practice to time option grants to its executives in coordination with the release of material non-public information.

Stock Ownership/Retention Guidelines.  The Company does not require its NEOs to maintain a minimum ownership interest in the Company.

Other Compensation and Perquisite Benefits

In addition to the principal categories of compensation described above, the NEOs are eligible to participate in the Company’s broad-based health and welfare benefit plans on the same terms and conditions as are available to all employees generally, including medical, dental, disability and life insurance. The Company also sponsors a 401(k) plan. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all employees, including the NEOs, are able to contribute to the 401(k) plan up to the limit prescribed by the Internal Revenue Code of 1986, as amended (the “Code”), on a before-tax basis. The Company makes a matching contribution of 50% of the first 4% of pay contributed by the employee to the 401(k) plan. Annual salary subject to the Company match is capped at a maximum amount prescribed by the IRS each year. All contributions made by a participant vest immediately and matching contributions made by the Company vest over the employee’s first five years of eligible service, in annual increments of 25% beginning after the employee has completed two years of eligible service. These benefits are not tied to any individual or corporate performance objectives and are intended to be part of an overall competitive compensation program.

The NEOs are not generally entitled to benefits that are not otherwise available to all of our employees. In this regard it should be noted that the Company does not provide pension arrangements (other than the 401(k) Plan), post-retirement health coverage or similar benefits for its executives. However, the NEOs are entitled to long-term disability benefits, annual automobile allowances and other automobile allowances, such as fuel costs, which are noted in the “All Other Compensation” column in the Summary Compensation Table shown on page 29 below. Mr. Engquist does not receive any automobile allowances. Instead, Mr. Engquist is given use of an automobile which the Company purchased in 2010. The Company also provides Mr. Engquist with certain automobile benefits, such as fuel and maintenance costs, in connection with his use of this automobile. The Company also pays club membership dues for Messrs. Engquist and Fox. The Company and the Committee believe that the benefits described above are consistent with the goal of attracting and retaining superior executive talent. No executive is entitled to be “grossed up” by the Company in connection with taxes incurred by the executive in connection with the receipt of these perquisites.

Tax and Accounting Implications

Deductibility of Certain Compensation

Section 162(m) of the Code limits the deductions that may be claimed by a public company for compensation paid to certain individuals to $1,000,000 except to the extent that any excess compensation is “performance-based compensation.” None of the compensation paid to the NEOs for 2010 was considered performance-based under Section 162(m) and therefore, all such compensation is subject to the $1,000,000 limit. The Committee intends to maintain flexibility to pay compensation that is not entirely deductible when the best interests of the Company make that advisable. In approving the amount and form of compensation for the NEOs, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

Section 409A

Section 409A of the Code imposes a penalty tax on “nonqualified deferred compensation” that fails to satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Accordingly, as a general matter, the Company attempts to structure its compensation and benefit plans and arrangements for all of its employees, including the NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A. No executive is entitled to be “grossed up” by the Company for any penalty tax imposed on the executive by Section 409A as a result of any compensation that is not exempt from and does not satisfy the requirements of Section 409A.

Section 280G

Section 280G of the Code imposes certain penalties on “excess parachute payments” made to certain executives and high-level employees in connection with a change in control. Stock options or restricted stock awards that are accelerated upon the occurrence of a change in control of the Company may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G. The Company is not permitted to take a deduction for any “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on the recipients of such payments. As described in more detail below in the section entitled “Potential Payments Upon Termination or Change in Control,” awards under the Incentive Plan to Messrs. Engquist, Barber and Jones and Ms. Magee will vest upon a change in control of the Company and, therefore, may give rise, in whole or in part, to an “excess parachute payment.” No executive is entitled to be “grossed up” by the Company for any excise tax incurred by the executive as a result of an “excess parachute payment.”

Accounting Implications

The Committee considers the potential accounting impact in connection with equity compensation matters; however, these considerations do not significantly affect decisions on grants of equity compensation.

COMPENSATION RISK ASSESSMENT

The Committee has determined that there are no risks arising from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on its business or operations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Company’s executives serve as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Company’s Compensation Committee. Messrs. Arnold and Karlson currently serve on the Compensation Committee. No member of the Compensation Committee is a former or current executive officer or employee of the Company or any of its subsidiaries.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of our NEOs for the fiscal years ended December 31, 2010, 2009 and 2008.

					Changes in Pension
					Value and
					Nonqualified
					Deferred	All Other
		Salary	Bonus	Stock Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	Earnings ($)(4)	($)(5)	($)

John M. Engquist	2010	700,000	70,000	300,004	—	24,367	1,094,371
Chief Executive Officer,	2009	696,154	—	299,999	—	21,633	1,017,786
President and Director	2008	600,000	387,759	99,754	1,197	22,890	1,111,600
Leslie S. Magee	2010	325,000	32,500	61,746	—	16,825	436,071
Chief Financial Officer	2009	322,115	—	61,751	—	16,990	400,856
and Secretary	2008	248,462	146,853	47,503	426	18,513	461,757
Bradley W. Barber	2010	375,000	37,500	71,248	—	19,422	503,170
Executive Vice	2009	372,115	—	71,251	—	18,087	461,453
President and General Mgr.	2008	318,138	176,223	56,999	508	20,853	572,721
John D. Jones	2010	200,000	—	29,998	—	16,361	246,359
Vice President	2009	200,000	—	30,002	—	16,148	246,150
Product Support	2008	200,000	75,000	30,000	153	16,510	321,663
William W. Fox	2010	175,000	—	33,253	—	21,486	229,739
Vice President	2009	181,861	—	17,503	—	20,427	219,791
Cranes and Earthmoving	2008	234,465	75,000	—	—	23,042	332,507

(1)	Amounts represent base salaries for the NEOs. The amount reported for Mr. Barber for 2008 also includes $20,445 of additional paid compensation pursuant to the Company’s paid time off policy. During the periods presented, an employee could request, with certain restrictions, payment of paid time off hours earned in lieu of actually taking the hours off.

(2)	The 2010 bonus amounts for Mr. Engquist, Ms. Magee and Mr. Barber were paid in cash during the first quarter of 2011. No portion of the 2010 bonus amounts were deferred.

The payout structure of the 2008 bonus amounts for Mr. Engquist, Ms. Magee, and Mr. Barber is as follows: (a) approximately 69% was paid in cash during the first quarter of 2009; and (b) the remaining 31% was deferred. The deferred portion is to be paid annually over two years in equal 50% installments beginning in 2010. The deferred portion of the bonus earns interest at the Prime interest rate in effect at January 1 of the current year and interest earned is paid at the time of the respective payments of the deferred amounts. The first 50% installment, together with accrued interest on the deferred amount, was paid in cash in the first quarter of 2010 and the second 50% installment, together with accrued interest on the deferred amount, was paid in cash in the first quarter of 2011. Mr. Jones’ and Mr. Fox’s bonus amounts were paid 100% in cash during the first quarter of 2009.

The Prime interest rate in effect at January 1,2009, 2010 and 2011 was 3.25%.

(3)	Amounts shown represent the grant date fair value of restricted common stock granted in fiscal years 2010, 2009 and 2008 under the Company’s 2006 Stock-Based Incentive Compensation Plan. Pursuant to SEC rules adopted in late 2009, the amounts in the “Stock Awards” column for 2008 has been revised from the Company’s prior proxy statement to reflect the aggregate grant date fair value computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”) (formerly Statement of Financial Accounting Standards No. 123(R), Share-Based Payment). The “Total” column has been updated accordingly. No column is presented above for Option Awards as no options were granted to the NEOs during the periods presented.

(4)	The amounts reported for each of the NEOs represent the earnings on non-qualified deferred compensation in excess of approximately 5.35%, 120% of the applicable federal long-term rate, based on annual compounding. With respect to bonus amounts deferred for fiscal year 2007, each NEO earned interest at the rate of 7.25% and 3.25% in 2008 and 2009, respectively. With respect to bonus amounts deferred for fiscal year 2008, each NEO earned interest at the rate of 3.25% in 2009 and 2010.

(5)	The amounts reported for each of the NEO in “All Other Compensation” are shown below:

		Perquisites
		and Other		Company
		Personal	Insurance	Contributions
		Benefits	Premiums	to 401(k) Plan
Name	Year	($)(a)	($)(b)	($)	Total ($)

John M. Engquist	2010	21,347	693	2,327	24,367
	2009	18,711	693	2,229	21,633
	2008	19,968	693	2,229	22,890
Leslie S. Magee	2010	12,385	693	3,747	16,825
	2009	11,797	693	4,500	16,990
	2008	12,284	693	5,536	18,513
Bradley W. Barber	2010	14,229	693	4,500	19,422
	2009	12,894	693	4,500	18,087
	2008	15,537	693	4,623	20,853
John D. Jones	2010	11,168	693	4,500	16,361
	2009	10,955	693	4,500	16,148
	2008	11,869	693	3,948	16,510
William W. Fox	2010	17,132	674	3,680	21,486
	2009	15,253	674	4,500	20,427
	2008	18,893	693	3,456	23,042

(a)	Amounts shown in this column include the following for each NEO:

						Total
		Company				Perquisites and
		Provided	Automobile	Other Automobile		Other Personal
		Automobile	Allowance	Benefits	Club Dues	Benefits
Name	Year	($)(c)	($)	($)	($)	($)

John M. Engquist	2010	8,610	—	4,237	8,499	21,347
	2009	8,600	—	3,003	7,108	18,711
	2008	8,600	—	3,812	7,556	19,968
Leslie S. Magee	2010	—	9,000	3,385	—	12,385
	2009	—	9,000	2,797	—	11,797
	2008	—	9,000	3,284	—	12,284
Bradley W. Barber	2010	—	9,000	5,229	—	14,229
	2009	—	9,000	3,894	—	12,894
	2008	—	9,000	6,537	—	15,537
John D. Jones	2010	—	9,000	2,168	—	11,168
	2009	—	9,000	1,955	—	10,955
	2008	—	9,000	2,869	—	11,869
William W. Fox	2010	—	9,000	4,572	3,559	17,132
	2009	—	9,000	4,002	2,251	15,253
	2008	—	9,000	5,357	4,536	18,893

(b)	Includes payments by the Company on behalf of the NEOs of long-term disability insurance premiums.

(c)	The value of Mr. Engquist’s Company-provided automobile is calculated based on 100% of the annual lease value of the automobile.

2010 GRANTS OF PLAN-BASED AWARDS TABLE

The table below sets forth information regarding grants of plan-based awards made to each of the NEOs during 2010.

		All Other Stock
		Awards: Number of	Grant Date Fair
		Shares of Stock	Value of Stock
Name	Grant Date	(#)(1)	Awards ($)(2)

John M. Engquist	6/15/10	31,513	300,004
Leslie S. Magee	6/15/10	6,486	61,746
Bradley W. Barber	6/15/10	7,484	71,248
John D. Jones	6/15/10	3,151	29,998
William W. Fox	6/15/10	3,493	33,253

(1)	Represents shares of restricted stock granted on June 15, 2010 under the Incentive Plan. One-third of the shares subject to the awards will vest on each of June 15, 2011, June 15, 2012 and June 15, 2013, conditioned on the NEO’s continued employment with the Company through the applicable vesting date.

(2)	Dollar values are based on the closing price of the Company’s common stock on the grant date of $9.52 per share.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010 TABLE

The table below sets forth the number of securities underlying outstanding plan awards for each NEO as of December 31, 2010.

	Number of Shares or Units of		Market Value of Shares or Units of
Name	Stock That Have Not Vested (#)		Stock That Have Not Vested ($)(1)

John M. Engquist	2,767	(2)	32,014
	30,212	(3)	349,553
	31,513	(4)	364,605

Leslie S. Magee	1,318	(2)	15,249
	6,219	(3)	71,954
	6,486	(4)	75,043

Bradley W. Barber	1,580	(2)	18,281
	7,176	(3)	83,026
	7,484	(4)	86,590

John D. Jones	832	(2)	9,626
	3,022	(3)	34,965
	3,151	(4)	36,457

William W. Fox	1,763	(3)	20,398
	3,493	(4)	40,414

(1)	Dollar values are based on the closing price of the Company’s common stock on December 31, 2010, or $11.57 per share.

(2)	Represents restricted stock grants made on June 30, 2008 under the Incentive Plan. The number of shares that will vest based on each NEO’s continued employment and the applicable vesting dates are reported in the supplemental table below.

(3)	Represents restricted stock grants made on June 1, 2009 under the Incentive Plan. The number of shares that will vest based on each NEO’s continued employment and the applicable vesting dates are reported in the supplemental table below.

(4)	Represents restricted stock grants made on June 15, 2010 under the Incentive Plan. The number of shares that will vest based on each NEO’s continued employment and the applicable vesting dates are reported in the supplemental table below.

Supplemental Vesting Table

			Number of Shares
Name	Grant Date	Vesting Date	Vesting (#)

John M. Engquist	6/30/08	6/30/11	2,767
	6/01/09	6/01/11	15,106
		6/01/12	15,106
	6/15/10	6/15/11	10,504
		6/15/12	10,504
		6/15/13	10,505

Leslie S. Magee	6/30/08	6/30/11	1,318
	6/01/09	6/01/11	3,109
		6/01/12	3,110
	6/15/10	6/15/11	2,162
		6/15/12	2,162
		6/15/13	2,162

Bradley W. Barber	6/30/08	6/30/11	1,580
	6/01/09	6/01/11	3,588
		6/01/12	3,588
	6/15/10	6/15/11	2,494
		6/15/12	2,495
		6/15/13	2,495

John D. Jones	6/30/08	6/30/11	832
	6/01/09	6/01/11	1,511
		6/01/12	1,511
	6/15/10	6/15/11	1,050
		6/15/12	1,050
		6/15/13	1,051

William W. Fox	6/01/09	6/01/11	881
		6/01/12	882
	6/15/10	6/15/11	1,164
		6/15/12	1,164
		6/15/13	1,165

2010 OPTION EXERCISES AND STOCK VESTED

	Stock Awards
	Number of Shares
	Acquired on Vesting		Value Realized
Name	(#)		on Vesting ($)

John M. Engquist	2,766	(1)	20,717
	15,105	(2)	145,763
Leslie S. Magee	1,317	(1)	9,864
	3,109	(2)	30,002
Bradley W. Barber	1,581	(1)	11,842
	3,587	(2)	34,615
John D. Jones	832	(1)	6,232
	1,510	(2)	14,572
William W. Fox	881	(2)	8,502

(1)	Represents a restricted stock grant on June 30, 2008 to each of Mr. Engquist (8,299 shares), Ms. Magee (3,952 shares) and Messrs. Barber (4,742 shares) and Jones (2,496 shares) under the Incentive Plan. One-third of the shares subject to each grant vested on June 30, 2010. Dollar values are based on the closing price of the Company’s common stock on June 30, 2010 (the vesting date) of $7.49 per share.

(2)	Represents a restricted stock grant on June 1, 2009 to each of Mr. Engquist (45,317 shares), Ms. Magee (9,328 shares) and Messrs. Barber (10,763 shares), Jones (4,532 shares) and Fox (2,644 shares) under the Incentive Plan. One-third of the shares subject to each grant vested on June 1, 2010. Dollar values are based on the closing price of the Company’s common stock on June 1, 2010 (the vesting date) of $9.65 per share.

2010 NONQUALIFIED DEFERRED COMPENSATION TABLE

The table below sets forth, for each of our NEOs, information regarding his or her deferred compensation in 2010.

			Aggregate
	Executive Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance
	in Last Fiscal Year	in Last Fiscal Year	Distributions	at Last Fiscal
Name	($)	($)(1)	($)	Year-End ($)

John M. Engquist	—	2,038	208,702	64,279
Leslie S. Magee	—	740	71,742	24,305
Bradley W. Barber	—	876	83,293	29,122
John D. Jones	—	—	29,854	—
William W. Fox	—	—	—	—

(1)	Amounts deferred related to the 2007 and 2008 fiscal year bonuses earned interest at the Prime interest rate in effect on January 1, 2009 and 2010 (3.25%).

Narrative Description Regarding Nonqualified Deferred Compensation

The amounts in the table above represent the portion of each NEO’s bonus that was deferred under our bonus plan (including interest earned thereon). Deferred amounts are paid annually over two years, conditioned on the executive’s continued employment with the Company on the payment date, in equal 50% installments beginning in the second year following the year in which the bonus was earned. The deferred portion of the bonus earns interest at the Prime interest rate in effect at January 1st of each year in which such amount is deferred, and interest earned is paid at the time of the respective payments of the deferred amounts.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Upon Termination of Employment.  None of our NEOs are, or were at any time during the 2010 fiscal year, party to an employment agreement, severance agreement or any other type of agreement which provides benefits upon a termination of employment.

Payments Upon Change in Control.  Each restricted stock award granted under the Incentive Plan to our NEOs provides for immediate vesting of all unvested shares of restricted stock in the event of a “change in control.” If a “change in control” occurred on December 31, 2010, Messrs. Engquist, Barber, Jones and Fox and Ms. Magee would have vested in 64,492, 16,240, 6,173, 5,256 and 14,023 shares of restricted stock, respectively. Based on the closing price of our common stock on December 31, 2010 ($11.57), the value of such shares held by Messrs. Engquist, Barber, Jones and Fox and Ms. Magee would have been $746,172, $187,897, $71,422, $60,812 and $162,246, respectively.

Generally, a “change in control” is defined under the Incentive Plan as:

•	The acquisition of 35% or more of the Company’s voting securities;

•	A change in the composition of a majority of the Board of Directors;

•	A merger or consolidation where the Company’s stockholders immediately before the merger or consolidation own 70% or less of the voting power of the surviving corporation immediately after the merger or consolidation;

•	A complete liquidation or dissolution of the Company, or a sale of substantially all of its assets; or

•	A share exchange in which the stockholders of the Company immediately before such exchange own 70% or less of the voting power of the corporation resulting from such exchange.

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 about the shares of our common stock that may be issued upon the exercise of options under our Incentive Plan.

Number of
	Securities to be		Number of Securities
	Issued Upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance Under
	Outstanding	Outstanding	Equity Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Securities
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	51,000	$24.80	3,938,354
Equity compensation plans not approved by security holders	—	—	—

Total	51,000	$24.80	3,938,354

ITEM 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Pursuant to Section 14A of the Exchange Act, we are providing Company stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs, which is described in the section titled “Compensation Discussion and Analysis” in this Proxy Statement. This vote is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the rules of the SEC. As described more fully under the Section entitled, “Executive Compensation,” including the CD&A and the related tables and narrative, our compensation program is designed to provide incentives to our executives for the Company’s achievement of financial objectives. In addition, our program is designed to align the interests of executives with the interests of our stockholders, provide long-term incentives and set compensation at levels sufficiently competitive to attract and retain high quality executives and to motivate them to contribute to our success.

Vote Required; Board Recommendation

If a quorum is present, the non-binding advisory approval of the executive compensation described in this Proxy Statement requires the affirmative vote of a majority of shares present, in person or by Proxy and entitled to vote at the Annual Meeting. Shares voted in person or represented by Proxy which are not voted for approval of our executive compensation (by voting no or abstaining) will have the effect of voting against this proposal. Broker non-votes will not count toward the determination of whether this proposal is approved and will have no impact on the vote. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for approval of our executive compensation, as disclosed in this Proxy Statement. Because this stockholder vote is advisory, it will not be binding on the Company or the Board of Directors. Although the vote is non-binding, the Compensation Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Based on the foregoing, the Board is requesting that stockholders vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors recommends that stockholders vote to approve the compensation of the Company’s Named Executive Officers by voting FOR this resolution.

ITEM 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION

Background

Pursuant to Section 14A of the Exchange Act, the Company is seeking the input of its stockholders on the frequency with which they will be asked to vote on the compensation of the NEOs. The stockholders are asked to indicate their preferences for one of the following options: (a) once every year, (b) once every two years and (c) once every three years. Stockholders may also abstain from voting on this matter.

The Board of Directors recommends that the advisory vote on the compensation of the NEOs be held once every year. As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program is designed to attract, retain and motivate a team of highly qualified executives who will create both near-term and long-term value for the stockholders. The Board of Directors has determined that although a large part of the Company’s focus is on long-term value, the stockholders should have an annual opportunity to provide input on the executive compensation program. The Board of Directors’ determination was based upon the premise that the executive compensation program is evaluated, adjusted and approved on an annual basis by the Compensation Committee and the Board of Directors’ belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual determinations. Additionally, an annual vote promotes a higher level of accountability to the stockholders, fosters more frequent communication between the Compensation Committee and the stockholders and furthers our commitment to maintaining high standards of corporate governance.

Vote Required; Board Recommendation

Approval of a specific frequency requires the affirmative vote of a majority of shares present, in person or by Proxy and entitled to vote at the Annual Meeting. If none of the frequency alternatives receives a majority vote, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by stockholders. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option receiving the highest vote total from our stockholders.

The Board of Directors recommends that stockholders vote for the option of “EVERY ONE YEAR” for the frequency of future non-binding advisory votes on executive compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Agreement

On April 30, 2007, the Company entered into a Consulting Agreement with Gary W. Bagley, Chairman of the Board of the Company (the “Agreement”). This Agreement supersedes the Consulting and Noncompetition Agreement, dated July 31, 2004, between the Company and Mr. Bagley.

This Agreement provides for, among other things:

•	an initial term of five years;

•	a consulting fee of $167,000 per year together with a cost-of-living increase of 4% annually, plus reimbursement of all reasonable and actual out-of-pocket expenses;

•	welfare benefits, including medical, dental, life and disability insurance; and

•	the protection of confidential information obtained during employment.

We paid $185,240 to Mr. Bagley in the year ended December 31, 2010 related to this consulting agreement between Mr. Bagley and the Company.

Registration Rights Agreement

In connection with certain transactions involving the Company and its predecessors (the “Prior Transactions”), a predecessor company (“H&E Holdings”) entered into a registration rights agreement with affiliates of Bruckmann, Rosser, Sherrill & Co., Inc. (“BRS”), certain members of management and certain other entities. In connection with our initial public offering in February 2006, the parties amended and restated the registration rights agreement to provide that the registration rights agreement thereafter applies to our common stock held by the parties. The restated agreement provides that the registration rights that previously applied to units of H&E Holdings thereafter apply to the common stock held by the parties thereto.

Investor Rights Agreement

In connection with the Prior Transactions, H&E Holdings (the “Investors”) entered into an investor rights agreement with affiliates of BRS, Credit Suisse First Boston Corporation and other members of H&E Holdings. Certain provisions of the investor rights agreement, including the provisions concerning tag-along rights, consent to a sale of H&E Holdings, and the grant of preemptive rights terminated upon the consummation of our initial public offering in February 2006. In connection with our initial public offering in February 2006, the parties amended and restated the investor rights agreement to also terminate the non-voting observer rights of one of the holders of our senior subordinated notes and to provide that the investor rights agreement thereafter applies to our common stock held by the parties. Pursuant to the terms of the restated investor rights agreement, subject to certain conditions, Investors holding 33% or more of the equity interests issued to the Investors on the date of the investor rights agreement (or successor securities) have the right on any two occasions to require us to register all or part of such equity interests under the Securities Act of 1933, as amended (the “Securities Act”), at our expense. In addition, the Investors are entitled to request the inclusion of any equity interests subject to the investor rights agreement in any registration statement at our expense whenever we propose to register any of our equity interests under the Securities Act. In connection with all such registrations, we agreed to indemnify the Investors against certain liabilities, including liabilities under the Securities Act.

Senior Unsecured Notes

On August 4, 2006, the Company issued $250 million aggregate principal of 8.375% senior unsecured notes due 2016 (the “H&E Bonds”). The H&E Bonds are registered under the Securities Act and are publicly traded. As of December 31, 2010, the following directors held the following face value amounts of H&E Bonds: Lawrence C. Karlson ($25,000); John T. Sawyer ($88,000).

Additionally, Pepperidge Trust L.P., for which Mr. Bruckmann is a limited partner, held $1,780,000 face value of H&E Bonds as of December 31, 2010.

Related Party Transactions

The Company has a policy that the Audit Committee review any new transaction in which the Company and its directors, executive officers or their immediate family members are participants to determine whether a related person has a direct or indirect material interest. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any such related party transaction. This policy has been communicated orally by the Board.

In determining whether to approve, disapprove or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable to the Company than terms that would otherwise be generally available to the Company if the transaction was entered into under the same or similar circumstances with a party unaffiliated with the Company and (2) the extent of the interest of the related party in the transaction.

Below are the related party transactions which occurred or were in effect during the year ended December 31, 2010. All such related party transactions have been approved or ratified by the Company’s Audit Committee or are pursuant to contractual arrangements entered into prior to the Company’s initial public offering in February 2006.

John M. Engquist, our Chief Executive Officer and President, and his sister, Kristan Engquist Dunne, each have a 29.2% beneficial ownership interest in a joint venture, from which we lease our Baton Rouge, Louisiana and Kenner, Louisiana branch facilities. Four trusts in the names of the children of John M. Engquist and Kristan Engquist Dunne hold in equal amounts the remaining 16.6% of such joint venture. The remaining 25% interest is beneficially owned by Mr. Engquist’s mother. We paid the joint venture a total of $328,800 in lease payments for the year ended December 31, 2010.

Mr. Engquist has a 62.5% ownership interest in T&J Partnership, from which we lease our Shreveport, Louisiana facility. Mr. Engquist’s mother beneficially owns 25% of the entity and Kristan Engquist Dunne owns the remaining 12.5%. In 2010, we paid the entity a total of $159,600 in lease payments.

We charter an aircraft from Gulf Wide Aviation, in which Mr. Engquist has a 62.5% ownership interest. Mr. Engquist’s mother and sister hold interests of 25% and 12.5%, respectively, in this entity. We pay an hourly rate to Gulf Wide Aviation for the use of the aircraft by various members of our management. In 2010, our payments to Gulf Wide Aviation in respect of charter costs totaled $334,095.

Mr. Engquist has a 31.25% ownership interest in Perkins-McKenzie Insurance Agency, Inc. (“Perkins-McKenzie”), an insurance brokerage firm. Mr. Engquist’s mother and sister have a 12.5% and 6.25% interest, respectively, in Perkins-McKenzie. Perkins-McKenzie brokers a substantial portion of our commercial liability insurance. As the broker, Perkins-McKenzie receives from our insurance provider as a commission a portion of the premiums we pay to the insurance provider. In 2010, commissions paid to Perkins-McKenzie on our behalf as insurance broker totaled $702,618.

We purchase products and services from, and sell products and services to, B-C Equipment Sales, Inc., in which Mr. Engquist has a 50% ownership interest. For the year ended December 31, 2010, our purchases totaled $247,402 and our sales totaled $14,183.

Mr. Engquist’s mother receives an annual stipend of $42,000 and participates in the Company’s health and dental insurance plans.

Mr. Engquist’s son is an employee and received compensation of $201,975 for the year ended December 31, 2010.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Notice may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate Notice to you if you request one by writing or calling as follows: Investor Relations, 11100 Mead Road, Suite 200, Baton Rouge, LA 70816; Telephone: (225) 298-5200. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent as recommended by the Board of Directors.

By Order of the Board of Directors

Leslie S. Magee
Chief Financial Officer and Secretary

April 7, 2011

H&E Equipment Services, Inc.
ANNUAL MEETING OF STOCKHOLDERS
May 24, 2011
7:30 a.m. Central Daylight Time
Hilton Baton Rouge Capitol Center Hotel
The Governor’s Room
201 Lafayette Street
Baton Rouge, LA 70801

H&E Equipment Services, Inc. 11100 Mead Road, Suite 200 Baton Rouge, LA 70816	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 24, 2011.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” the election of all of the nominees listed on the reverse side as directors, “FOR” Items 2 and 3 and for “ONE YEAR” for Item 4.
By signing the proxy, you revoke all prior proxies and appoint John M. Engquist and Leslie S. Magee, each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

VOTE BY INTERNET OR TELEPHONE
Voting by Internet or telephone is quick, easy and immediate. As a H&E Equipment Services, Inc. common stockholder of record, you have the option of voting your common shares electronically through the Internet or on the telephone, eliminating the need to return this proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m. Eastern Daylight Time, on May 23, 2011.
To Vote Your Proxy Over the Internet
Go to www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
To Vote Your Proxy By Phone
1 (866) 894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

VOTE BY MAIL
To Vote Your Proxy by Mail
Mark, sign and date your proxy card and return it in the enclosed reply envelope.
▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼
PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE, FOR ITEMS 2 AND 3 AND FOR ONE YEAR ON ITEM 4.	Please Mark your votes like this	☒

1.	Election of directors: 01 Gary W Bagley 02 John M. Engquist 03 Paul N. Arnold 04 Bruce C. Bruckmann 05 Patrick L. Edsell 06 Thomas J. Galligan III 07 Lawrence C. Karlson 08 John T. Sawyer (To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above)	FOR ☐	WITHHELD AUTHORITY ☐	2.	Ratification of Appointment Of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2011.		FOR ☐	AGAINST ☐	ABSTAIN ☐

				3.	Advisory vote on Named Executive Officer compensation as disclosed in the Proxy Statement.		FOR ☐	AGAINST ☐	ABSTAIN ☐

				4.	Advisory vote on the Frequency of future advisory votes on Named Executive Officer compensation.	ONE TWO THREE YEAR YEARS YEARS ☐ ☐ ☐			ABSTAIN ☐

The Board recommends a vote FOR each director nominee, FOR Items 2 and 3, and for “One Year” on Item 4.

					Address Change? Mark Box to the Right and indicate changes:	☐

Signature:	Signature:	Date:

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.